FOR IMMEDIATE RELEASE
Investors and Media:
Julie D. Tracy
Sr. Vice President, Chief Communications Officer Wright Medical Group, Inc. (901) 290-5817 julie.tracy@wmt.com

Wright Medical Group, Inc. Announces Receipt of FDA Not Approvable Letter
for Augment® Bone Graft
Company to Host Conference Call at 3:30 p.m. Central Time Today
ARLINGTON, Tenn.--(BUSINESS WIRE)--Aug. 8, 2013-- Wright Medical Group, Inc. (NASDAQ: WMGI) today announced it received a not approvable letter from the Food & Drug Administration (FDA) in response to its Pre-Market Approval (PMA) application for Augment® Bone Graft for use as an alternative to autograft in hindfoot and ankle fusion procedures.
In the letter, FDA states it is “concerned that the population enrolled was predominantly low risk and, therefore, may not have warranted the use of either autograft or Augment® Bone Graft.” FDA went on to state it believes that “it will be necessary to perform a new clinical study that evaluates the use of Augment® Bone Graft as a substitute for autograft in hindfoot and ankle fusion procedures in a well-defined high-risk target population, where the use of autograft would be clinically warranted.”
In summary, FDA concerns included “the patient population studied in the clinical study, the amount of graft material implanted, and the uncertainty as to whether any graft material would be needed or if the use of no graft material in a fusion procedure of the hindfoot and ankle in the population studied would have achieved similar results.” FDA provided a number of additional observations about the clinical study design and results.
“Needless to say, we are very disappointed by the FDA’s decision to issue a not approvable letter for our PMA application for Augment® Bone Graft,” stated Robert Palmisano, president and chief executive officer of Wright. “This is not what we expected, as we believed that all of the FDA’s concerns as outlined in their previous not approvable letter from December 2011 had been fully and thoroughly addressed in the PMA amendment that BioMimetic submitted in June 2012. We are continuing to study the FDA’s position and expect we will work collaboratively with the agency to determine an appropriate path forward.”
Conference Call and Webcast
Wright Medical will host a conference call today, Thursday, August 8, 2013, at 3:30 p.m. Central Time to discuss the FDA letter for Augment® Bone Graft, followed by a question and answer session.
The live dial-in number for the call is 877-280-4955 (U.S.) / 857-244-7312 (International). The participant passcode for the call is “Wright.” To access a simultaneous webcast of the conference call via the internet, go to the “Corporate - Investor Information” section of the Company's website located at www.wmt.com.
A replay of the conference call by telephone will be available starting at 5:30 p.m. Central Time today and continuing through August 15, 2013. To hear this replay, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter the passcode 89431004. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate - Investor Information - Audio Archives” section of the Company's website located at www.wmt.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Cautionary Note Regarding Forward-Looking Statements” section of this press release.
About Wright Medical
Wright Medical Group, Inc. is a global orthopaedic company that provides solutions that enable clinicians to alleviate pain and restore their patients’ lifestyles. The company is the recognized leader of surgical solutions for the foot and ankle market and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit www.wmt.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements as defined under U.S. federal securities laws. Forward-looking statements may be identified by their use of terms such as anticipate, believe, could, estimate, expect, intend, may, plan, predict, project, will, and other similar terms. These forward-looking statements address various matters including statements regarding the potential to work collaboratively with the FDA to determine an appropriate path forward to obtain FDA approval to market Augment® Bone Graft in the U.S. for use as an alternative to autograft in hindfoot and ankle fusion procedures. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The reader should not place undue reliance on forward-looking statements. Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date. Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements are discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, and as may be supplemented in our Quarterly Reports on Form 10-Q). By way of example and without implied limitation, such risks and uncertainties include: failure to determine a commercially feasible approach to obtaining FDA approval and decisions by FDA with respect to any proposed approach.